                                                                  EXHIBIT 10.159


                                     * * *

                                U.S. $40,000,000

                                   TERM LOAN

                                     * * *

                                CREDIT AGREEMENT

                                    BETWEEN

                       ATLAS AIR WORLDWIDE HOLDINGS, INC.

                                      AND

                      GENERAL ELECTRIC CAPITAL CORPORATION

                          DATED AS OF OCTOBER 31, 2001

                               TABLE OF CONTENTS

                                                                                                          Page
Section 1.        Definitions and Principles of Construction..................................................1
                  1.1      Defined Terms......................................................................1
                  1.2      Principles of Construction.........................................................7
Section 2.        Amount and Terms of Loan....................................................................8
                  2.1      Commitment to Lend.................................................................8
                  2.2      Interest...........................................................................8
                  2.3      Term Note..........................................................................8
Section 3.        Prepayments; Payments.......................................................................8
                  3.1      Optional Prepayments...............................................................9
                  3.2      Mandatory Prepayments..............................................................9
                  3.3      Payment at Maturity................................................................9
                  3.4      Method and Place of Payment........................................................9
                  3.5      Net Payments.......................................................................9
Section 4.        Conditions Precedent.......................................................................10
Section 5.        Representations, Warranties and Agreements.................................................12
                  5.1      Corporate Status..................................................................12
                  5.2      Corporate Power and Authority.....................................................12
                  5.3      No Violation......................................................................12
                  5.4      Governmental Approvals............................................................13
                  5.5      Financial Statements, etc.........................................................13
                  5.6      Litigation........................................................................13
                  5.7      Subsidiaries......................................................................13
                  5.8      Compliance with Statutes, Etc.....................................................13
                  5.9      Unlawful Use of Proceeds..........................................................14
Section 6.        Affirmative Covenants......................................................................14
                  6.1      Information Covenants.............................................................14
                  6.2      Books, Records and Inspections....................................................16
                  6.3      Maintenance of Property, Insurance................................................16
                  6.4      Existence of the Borrower.........................................................16
                  6.5      Compliance with Statutes, Etc.....................................................16
                  6.6      Performance of Obligations........................................................17
                  6.7      Further Assurances................................................................17
Section 7.        Negative Covenants.........................................................................18
                  7.1      Liens.............................................................................18
                  7.2      Consolidation, Merger, Sale of Assets, etc........................................18


                  7.3      Indebtedness......................................................................19
                  7.4      Advances, Investments and Loans...................................................19
                  7.5      Transactions with Affiliates......................................................19
                  7.6      Distributions.....................................................................20
Section 8.        Events of Default..........................................................................20
                  8.1      Payments..........................................................................20
                  8.2      Representations, Etc..............................................................20
                  8.3      Covenants.........................................................................20
                  8.4      Default Under Other Agreements....................................................20
                  8.5      Bankruptcy, Etc...................................................................21
                  8.6      Security Agreement................................................................21
                  8.7      Judgments.........................................................................21
Section 9.        Miscellaneous..............................................................................21
                  9.1      Payment of Expenses, Etc..........................................................21
                  9.2      Right of Setoff...................................................................22
                  9.3      Notices...........................................................................22
                  9.4      Benefit of Agreement..............................................................23
                  9.5      No Waiver; Remedies Cumulative....................................................23
                  9.6      Calculations; Computations........................................................23
                  9.7      Governing Law; Submission to Jurisdiction; Venue; Jury Trial Waiver...............23
                  9.8      Counterparts......................................................................24
                  9.9      Effectiveness.....................................................................24
                  9.10     Headings Descriptive..............................................................25
                  9.11     Amendment or Waiver...............................................................25
                  9.12     Survival..........................................................................25

SCHEDULES

Schedule 5.5          No Material Adverse Changes Since Date of Financials
Schedule 5.6          Litigation
Schedule 5.7          Borrower Subsidiaries

EXHIBITS

Exhibit A             Term Note
Exhibit B             Polar Guarantee
Exhibit C             Aircraft Mortgage
Exhibit D             Security Agreement

Exhibit E             Certificate of the Borrower's Secretary
Exhibit F             Insurance

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of October 31, 2001, by and between ATLAS AIR WORLDWIDE HOLDINGS, INC., a corporation organized and existing under the laws of Delaware (the "Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized and existing under the laws of New York (the "Lender").

                                   WITNESSETH:

         A. The Borrower has requested that the Lender make available to the Borrower a term loan in the initial aggregate principal amount of $40,000,000.

         B. The Lender is willing to make a term loan available to the Borrower on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions and Principles of Construction.

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, for purposes of Section 7.5, an Affiliate shall include any Person that directly or indirectly owns more than five percent (5%) of such specified Person and any officer or director of such specified Person. For purposes hereof, neither the Lender nor any of its Affiliates shall be deemed to be an Affiliate of the Borrower or the Guarantor.

                  "Agreement" means this Credit Agreement, as modified, supplemented or amended from time to time.

                  "Aircraft Mortgage" has the meaning specified in Section 4(c).

                  "Bankruptcy Code" has the meaning specified in Section 8.5.

                  "Borrower" has the meaning specified in the first paragraph of this Agreement.

                  "Business Day" means any day except Saturday, Sunday and any day that is a legal holiday in Stamford, Connecticut, or a day on which banking institutions in New York, New York are authorized or required by law or other government action to close.

                  "Capital Lease Obligations" means, as to any Person as a lessee, the principal amount of any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP.

                  "Cash Equivalents" means, as to any Person (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition by such Person, (ii) time deposits and certificates of deposit of any commercial bank of recognized standing incorporated in the United States having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000) having maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank of recognized standing (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), and commercial paper issued by any other Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Charter Availability Agreement" means that certain Aircraft Charter Availability Agreement, dated as of October 31, 2001, between the Lender and the Guarantor, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Chief Executive Office" means the office of the Lender located c/o GE Capital Aviation Services, Inc., 201 High Ridge Road, Stamford, CT 06927-4900, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means all property encumbered by the Aircraft Mortgage and the Security Agreement to secure the Obligations.

                  "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" means this Agreement, the Term Note, the Polar Guarantee, the Aircraft Mortgage and the Security Agreement, in each case, as amended from time to time.

                  "Customer" means and includes the account debtor with respect to any Receivables and/or the prospective purchaser with respect to any contract right and/or any party who enters into or proposes to enter into any contract or other arrangement with the Guarantor pursuant to which the Guarantor is to deliver any personal property or perform any services.

                  "Default" means any event, act or condition which, with notice or the lapse of time, or both, would constitute an Event of Default.

                  "Dollars" and the sign "$" each mean freely transferable lawful money of the United States.

                  "Eligible Receivables" means and include all Receivables that, in the Lender's reasonable discretion, are not unsuitable collateral for the Obligations, and that at all times continue to be reasonably acceptable to the Lender in all respects. In general, a Receivable shall not be eligible unless: (i) the rendition of services covered by the Receivable has been completed; (ii) such services have been accepted by the Customer paying for such services, and no dispute, offset, defense or counterclaim has been asserted by such Customer;
(iii) such Receivables continue to be in full conformity with the representations and warranties (or the exceptions thereto) made by the Guarantor to the Lender with respect thereto; (iv) no more than ninety (90) days have elapsed from the invoice date; and (v) the Lender is, and continues to be, reasonably satisfied with the credit standing of the Customer in relation to the amount of credit extended.

                  "Eurodollar Business Day" means any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "Event of Default" has the meaning specified in Section 8.

                  "FAA" means the Federal Aviation Administration of the United States, or any successor thereto.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and of the Financial Accounting Standards Board which are applicable as of the date of determination. Unless the context otherwise clearly requires, all accounting terms not expressly defined in this Agreement shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  "Guarantee" of any Person means, without duplication, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether such obligation to purchase or pay such Indebtedness or other obligation of such other Person arises by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) obligations included in the definition of "Indebtedness" other than pursuant to clause (f) thereof. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means Polar Air Cargo, Inc., a California corporation.

                  "Indebtedness" means, as to any Person, without duplication,

                           (a) the principal of, and any capitalized interest,
fees or charges in respect of, (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is liable;

                           (b) all Capital Lease Obligations of such Person;

                           (c) the face amounts of all obligations of such
Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed in full no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                           (d) the amount of all obligations of such Person
with respect to the redemption, repayment or other repurchase of any Mandatorily Redeemable Stock (but excluding any accrued dividends);

                           (e) all obligations of such Person under Interest
Rate Protection Agreements or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person;

                           (f) all Guarantees of such Person;

                           (g) all obligations of such Person issued or assumed
as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); and

                           (h) all obligations of the type referred to in
clauses (a) through (g) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Lender" has the meaning specified in the first paragraph of this Agreement.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise,
(ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into capital stock of the type described in the immediately preceding clause (a).

                  "Minimum Receivables Amount" means, as of the last day of any month, the lesser of $30,000,000 and the lowest outstanding face amount of the Eligible Receivables of the Guarantor as of the last day of any prior month.

                  "Maturity Date" means October 31, 2003.

                  "Obligations" means all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Operating Income" means, for any period, operating income (calculated in accordance with GAAP, applied in a manner consistent with the preparation of the Borrower's income statement) as defined in the Borrower's annual financial statements for the Borrower's fiscal year the end of which most immediately preceded the end of such period, except that if the end of such period is coincident with the end of the Borrower's fiscal year, the definition will be that used by the Borrower for such fiscal year.

                  "Permitted Indebtedness" means Indebtedness of the Guarantor in existence on the date hereof and refinancings, extensions and renewals of such Indebtedness after the date hereof, provided that the principal amount of such Indebtedness is not increased and the other terms of such refinanced, extended or renewed Indebtedness are no less favorable to the Guarantor or the Lender in any material respect than the terms of the Indebtedness so refinanced, extended or renewed.

                  "Permitted Liens" means any Liens encumbering any property of the Guarantor created by (i) the Credit Documents, (ii) any other document or agreement that is solely for the benefit of the Lender or one or more Affiliates of the Lender, (iii) any other document or agreement evidencing or securing any Permitted Indebtedness, or (iv) any other document or agreement approved in writing by the Lender.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Polar Guarantee" has the meaning specified in Section 4(b).

                  "Receivables" means and includes all accounts, contract rights, instruments, documents, chattel paper and general intangibles of the Guarantor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Lender.

                  "Security Agreement" has the meaning specified in Section
4.(c).

                  "Subsidiary" means, as to any Person (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time.

                  "Taxes" has the meaning specified in Section 3.5.

                  "Term Loan" means the extension of credit by the Lender to the Borrower pursuant to Section 2.1.

                  "Term Note" has the meaning specified in Section 2.3.

                  "Three-month LIBOR" means the rate (rounded upward to the nearest one-sixteenth of one percent) for a designated maturity of three (3) months determined on the basis of the offered rate for deposits in U.S. Dollars which appear on the Reuters Screen LIBO Page as of 11:00 a.m. London time on the second (2nd) full Eurodollar Business Day next preceding the first day of each quarterly period with respect to which interest is payable (unless such date is not a Business Day, in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If the Reuters Screen LIBO Page (i) publishes more than one (1) such LIBOR rate, the average of such rates shall apply, or (ii) ceases to publish such LIBOR rate, then Three-month LIBOR shall be determined from such substitute financial reporting service as the Lender, in its discretion, shall determine.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "United States" and "U.S." each mean the United States of America.

                  1.2 Principles of Construction.

                           (a) All references in this Agreement to Sections,
schedules and exhibits are to Sections, schedules and exhibits in or to this Agreement unless otherwise specified. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions.

                           (b) When used in this Agreement, the words "hereof,"
"herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

                           (c) All accounting terms not specifically defined
herein shall be construed in accordance with GAAP applied consistently with the principles used in the preparation of the financial statements referred to in
Section 5.6.

         Section 2. Amount and Terms of Credit.

                  2.1. Commitment to Lend. On the terms and subject to the conditions set forth in this Agreement, the Lender agrees to make a loan to the Borrower on the date hereof in the aggregate principal amount of $40,000,000.

                  2.2. Interest.

                           (a) Term Loan. Interest on the principal amount of
the Term Loan outstanding and unpaid from time to time shall accrue at a rate per annum equal to four hundred (400) basis points above Three-month LIBOR, computed on the basis of a 360day year of twelve (12) 30-day months. In the event of partial months, the actual number of days elapsed will be used to calculate the interest due. Accrued interest on the Term Loan shall be payable quarterly in arrears on each January 31, April 30, July 31 and October 31 (or the next succeeding Business Day if such day is not a Business Day) following the date hereof commencing on January 31, 2001.

                           (b) Default Interest Rate. Notwithstanding any
contrary provision of this Section 2.2, upon the occurrence and during the continuance of an Event of Default, interest on the principal amount of the Term Loan outstanding and unpaid from time to time shall accrue at a rate per annum equal to two hundred (200) basis points above the rate at which interest would otherwise accrue on such amounts pursuant to Section 2.2(a).

                  2.3. Term Note. The Borrower's obligation to repay the
Term Loan shall be evidenced by its promissory note payable to the order of the Lender (the "Term Note") in substantially the form of Exhibit A attached hereto, appropriately completed. The Term Note shall be dated the date of this Agreement, and the outstanding principal amount of the Term Loan shall be repaid in full on the Maturity Date.

         Section 3. Prepayments; Payments.

                  3.1 Optional Prepayments. The Borrower may prepay the Term Loan from time to time in whole or in part without prepayment premium.

                  3.2 Mandatory Payments and Prepayments.

                  (a) The Borrower shall repay the Term Loan in the amount of $5,000,000 on each date on which interest is due. Commencing on the July 31, 2002 payment date, so long as no Default or Event of Default hereunder has occurred and is continuing and no default or event of default of the Guarantor under the Charter Availability Agreement has occurred and is continuing, the Borrower may set off and apply amounts then due and owing by the Lender to the Guarantor under the Charter Availability Agreement against the amounts due under the immediately preceding sentence of this subsection 3.2(a).

                  (b) Subject to the provisions of Section 3.5, the Borrower shall reduce the outstanding principal amount of the Term Loan from time to time by (i) with respect to any sale or sales of assets of the Borrower or the Guarantor that are permitted hereunder and that individually or in the aggregate over any period of time generate net proceeds that exceed $1,000,000, seventy-five percent (75%) of the excess of the aggregate amount of such net proceeds over $1,000,000, (ii) in the event that the outstanding face amount of the Eligible Receivables of the Guarantor as of the last day of any month is less than the Minimum Receivables Amount for such date, fifty percent (50%) of the difference between such Minimum Receivables Amount and such outstanding face amount, and (iii) with respect to any sale or sales of capital stock of the Guarantor, (A) to the extent that the percentage of the issued and outstanding capital stock of the Guarantor on a fully diluted basis held by Persons other than the Borrower does not exceed twenty-five percent (25%), fifty percent (50%) of the net proceeds of such sale relating to such shares of capital stock, and
(B) to the extent that such percentage of outstanding shares exceeds twenty-five percent (25%), one hundred percent (100%) of the net proceeds of such sale relating to such shares of capital stock. Amounts payable to the Lender under subsections 3.2(b)(i) and 3.2(b)(iii) hereof shall be due and owing within five
(5) Business Days of the Borrower's or the Guarantor's receipt of such net sale proceeds. Amounts payable to the Lender under subsection 3.2(b)(ii) hereof with respect to any month shall be due and owing currently with delivery of the monthly report described in Section 6.1(a) hereof with respect to such month.

                  3.3. Payment at Maturity. The outstanding principal amount of the Term Loan, together with all unpaid interest thereon, shall be due and payable on the Maturity Date or upon the earlier termination of the Term Note.

                  3.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or the Term Note shall be made to the Lender not later than 12:00 noon (New York time) on the date when due and shall be made in Dollars and in immediately available funds at the Chief Executive Office of the Lender or such other location as may be designated by the Lender in writing. Whenever any payment to be made hereunder or under the Term Note is stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  3.5. Net Payments. All payments made by the Borrower hereunder or under the Term Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature ("Taxes") now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any Tax imposed on or measured by the net income of the Lender pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office of the Lender is located (any such Tax, an "Excluded Tax")) and all interest, penalties or similar liabilities with respect thereto (all such Taxes, other than Excluded Taxes, being referred to collectively herein as "Covered Taxes"). If any Covered Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Covered Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under the Term Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in the Term Note. The Borrower will furnish to the Lender, within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Lender, and reimburse the Lender upon the Lender's written request setting forth in reasonable detail the amounts owing and the method by which they have been determined, for the amount of any Covered Taxes so levied or imposed and paid by the Lender. The Lender agrees to take such commercially reasonable steps as may be necessary to minimize the amount of any Covered Taxes levied or imposed upon any payments made by Borrower hereunder or under the Term Note so long as such steps do not, in the Lender's sole judgement, materially adversely affect any of the Lender's rights under this Agreement, the Term Note or any of the other Credit Documents.

         Section 4. Conditions Precedent. The obligation of the Lender to make the Term Loan available to the Borrower is subject to the satisfaction of all of the following conditions:

                        (a) Execution of the Term Note. On the date hereof the Lender shall have received the Term Note, in form and substance satisfactory to the Lender and duly executed by the Borrower, in the amount, having the maturity and as otherwise provided herein.

                        (b) Polar Guarantee. The Guarantor shall have duly authorized, executed and delivered the Polar Guarantee in the form of Exhibit B (the "Polar Guarantee").

                        (c) Security Documents. The Guarantor shall have duly authorized, executed and delivered an Aircraft Mortgage and Security Agreement in the form of Exhibit C (the "Aircraft Mortgage") covering certain aircraft and engines, and a Security Agreement in the form of Exhibit D (the "Security Agreement") covering the Receivables, in each case together with:

                              (i) acknowledgment copies of proper Financing
                        Statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Aircraft Mortgage and the Security Agreement;

                              (ii) certified copies of Requests for Information
                        or Copies (Form UCC-3), or equivalent reports, listing the Financing Statements referred to in clause (i) above and all other effective financing statements that name the Guarantor as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens);

                              (iii)evidence of the completion of all other
                        recordings and filings of, or with respect to, the Aircraft Mortgage and the Security Agreement as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Aircraft Mortgage and the Security Agreement, including, without limitation, filing of the Aircraft Mortgage with the FAA; and

                        (iv) evidence that all other actions necessary or, in
                  the opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Aircraft Mortgage and the Security Agreement have been taken.

              (d) Corporate Documents; Proceedings.

                        (i) On the date hereof, the Lender shall have received a
                  certificate, dated the date hereof, signed by the Borrower's secretary, in the form of Exhibit E with appropriate insertions, together with copies of the good standing certificate of the Borrower.

                        (ii) All corporate and legal proceedings and all
                  instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  The Term Note, and all of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Lender at its Chief Executive Office and shall be satisfactory in form and substance to the Lender.

         Section 5. Representations, Warranties and Agreements. To induce the Lender to enter into this Agreement and to make the Term Loan available to the Borrower, the Borrower makes the following representations, warranties and agreements as of the date hereof, which shall survive the execution and delivery of this Agreement and the Term Note and the advancing of any credit pursuant to the Term Loan.

                  5.1. Corporate Status. The Borrower (i) is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, and
(iii) is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the ownership, leasing or operation of property or the conduct of its business requires such qualification, except for such failure to be so qualified and in good standing which would not in the aggregate have a material adverse effect on the Borrower.

                  5.2. Corporate Power and Authority. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower has, or in the case of the Credit Documents other than this Agreement, will have, duly executed and delivered each of the Credit Documents to which it is party, and each such Credit Document constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

                  5.3. No Violation. Neither the execution, delivery or performance by the Borrower or the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or applicable decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Borrower's articles of incorporation or bylaws, excluding from clauses (i) and (ii) violations or conflicts not having a material adverse effect. The Borrower is not in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, nor is the Borrower in default under any of its respective contracts or agreements or under any instrument by which it is bound, in each case which default would materially and adversely affect the business, operations or financial condition of the Borrower.

                  5.4. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which the Borrower or the Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  5.5. Financial Statements, etc.

                        The financial statements of the Borrower (including the statements of financial condition of the Borrower and the related statements of income and retained earnings and changes in financial position of the Borrower) furnished to the Lender present fairly and accurately the financial condition of the Borrower at the date of such statements of financial condition and the results of the operations of the Borrower for the period covered thereby. All such financial statements shall have been prepared in accordance with GAAP consistently applied except for normal year-end audit adjustments in the case of interim financial statements. Except as disclosed on Schedule 5.5 attached hereto, since the date of such financial statements there has been no material adverse change in the business, operations, property, assets or condition (financial or otherwise) of the Borrower.

                  5.6. Litigation. Except as disclosed on Schedule 5.6 attached hereto, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or any of the other agreements between the Lender and the Borrower, or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, or condition (financial or otherwise) of the Borrower.

                  5.7. Subsidiaries. The Borrower presently has the Subsidiaries set forth on Schedule 5.11 attached hereto..

                  5.8. Compliance with Statutes, Etc. The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, or condition (financial or otherwise) of the Borrower.

                  5.9. Unlawful Use of Proceeds.

                        The Borrower does not own, directly or indirectly, any "margin security", as defined in Regulation U issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Borrower will not use any proceeds of the Term Loan to purchase or carry any "Security", as defined in
Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation U, or which would involve a violation of Section 7 of the Exchange Act or Regulations T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

         Section 6. Affirmative Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Term Loan and the Term Note, together with interest and all other obligations incurred hereunder and thereunder, are paid in full:

                  6.1. Information Covenants. The Borrower will furnish and will cause the Guarantor to furnish to the Lender:

                        (a) Monthly Receivables Information. By the 21st day of each month, a report (in form satisfactory to the Lender) setting forth for the immediately preceding month the accounts receivable of the Guarantor as of the end of such immediately preceding month, including an aging schedule for such accounts receivable.

                        (b) Quarterly Financial Statements. Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, the statements of financial condition of the Borrower and the Guarantor as at the end of such quarterly period and the related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments.

                        (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower and the Guarantor, the statements of financial condition of the Borrower or the Guarantor, as applicable, as at the end of such fiscal year and the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by the chief financial officer of the Borrower or the Guarantor, as applicable, or, if the Lender so requests, certified, in the case of the financial statements, by independent certified public accountants of recognized national standing reasonably acceptable to the Lender, in each case where certified by independent certified public accountants including a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower or Guarantor, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                        (d) Certificates. At the time of the delivery of the financial statements provided for in Sections 6.1(b) and (c), a certificate of the chief financial officer of the Borrower to the effect that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

                        (e) Notice of Default or Litigation. Promptly, and in any event within three (3) Business Days after the Borrower or the Guarantor obtains knowledge thereof, notice of: (i) the occurrence of any event constituting a Default or Event of Default and (ii) any litigation or governmental proceeding pending (x) against the Borrower or the Guarantor which could materially and adversely affect the business, operations, property, assets, or condition (financial or otherwise) of the Borrower or the Guarantor, or (y) with respect to any Credit Document.

                        (f) Receivables Documentation. If the Lender shall so request: (i) copies of Customers' invoices shall be made available for inspection at the Guarantor's Long Beach office, which shall specify the location at which the services were performed; (ii) evidence of shipment or delivery shall be made available for inspection at the Guarantor's Long Beach office; and (iii) the Borrower shall deliver or cause the Guarantor to deliver to the Lender such further schedules and/or information as the Lender may reasonably require. The items to be provided under this paragraph are to be in form satisfactory to the Lender and are to be executed and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral; the Borrower's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien in the Collateral.

                        (g) FAA Notices. Promptly, and in any event within ten
(10) Business Days after the Borrower's or the Guarantor's receipt thereof, copies of any airworthiness directives or other notices from the FAA relating to the aircraft, engines or related equipment mortgaged pursuant to the Aircraft Mortgage.

                        (h) Other Information. From time to time, such other information or documents (financial or otherwise) as the Lender may reasonably request.

                  6.2. Books, Records and Inspections. The Borrower will keep and will cause the Guarantor to keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall provide to the Lender and its representatives (i) such financial and operating data and other information as the Lender or its representatives may from time to time reasonably request with respect to the business of the Borrower or the Guarantor and (ii) full access during normal business hours to the assets, properties, plants, offices, warehouses and other facilities, contracts, books and records of the Borrower and the Guarantor, and to the outside auditors of the Borrower and the Guarantor and their work papers relating thereto, as the Lender may from time to time reasonably request.

                  6.3. Maintenance of Property, Insurance. Exhibit F hereto sets forth a true and complete listing of all insurance maintained by the Borrower and the Guarantor as of the date hereof, with the amounts insured on the date hereof set forth therein. The Borrower will and will cause the Guarantor to: (i) keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in said Exhibit F, with the minimum amount required to be insured set forth therein, and (iii) furnish to the Lender, upon written request, full information as to the insurance carried. The provisions of this Section 6.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of the Security Agreement that require the maintenance of insurance.

                  6.4. Existence of the Borrower and the Guarantor. The
Borrower will and will cause the Guarantor to do all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents, except for the sale or relinquishing of such rights, franchises, licenses and patents which are no longer used in or useful to any material portion of the Borrower's or the Guarantor's business, as applicable.

                  6.5. Compliance with Statutes, Etc. The Borrower will and will cause the Guarantor to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, or condition (financial or otherwise) of the Borrower and the Guarantor, as applicable. In particular, the Borrower and the Guarantor (i) will not become involved in the unlawful exportation of any cargoes from the United States, (ii) will not become involved in the unlawful importation of any cargoes into the United States, (iii) will not become involved in the transport of any cargoes between points outside the United States that would violate either United States or applicable foreign law, and (iv) will not take any actions that would be contrary to the United States Foreign Corrupt Practices Act, in each case which involvement or actions could reasonably be expected to have a material adverse effect on the business, operations, property, assets, or condition (financial or otherwise) of the Borrower and the Guarantor, as applicable.

                  6.6. Performance of Obligations. The Borrower will cause the Guarantor to pay and perform all of its obligations under or in connection with (i) each mortgage, indenture, security agreement, note and other debt instrument (including the Credit Documents) by which it is bound, (ii) all leases by which it is bound, and (iii) all taxes, assessments and governmental charges or levies upon the Borrower, the Guarantor or any of the Borrower's or the Guarantor's property or business operations, except such nonperformance under obligations other than the Credit Documents as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower (and for this purpose any nonperformance which does not result in an aggregate payment obligation or other liability of the Borrower or the Guarantor in excess of $250,000 with respect to an aircraft lease or any other obligation shall be deemed to be immaterial).

                  6.7. Further Assurances. Promptly upon the Lender's request, the Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register or re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Credit Document, (ii) to subject to the Liens created by the Aircraft Mortgage and the Security Agreement any of the properties, rights or interests intended to be covered by such Aircraft Mortgage and the Security Agreement, (iii) to perfect and maintain the validity, effectiveness and priority of the Aircraft Mortgage and the Security Agreement and the Liens intended to be created thereby, and
(iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Credit Document or under any other document executed in connection therewith.

         Section 7. Negative Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Term Loan and the Term Note, together with interest and all other Obligations incurred hereunder and thereunder, are paid in full:

                  7.1. Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any shares of capital stock of the Guarantor from time to time outstanding and held by the Borrower. The Borrower will cause the Guarantor not to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Guarantor, whether now owned or hereafter acquired, provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of:

                        (i) Liens for Taxes not yet due, or Liens for Taxes
                  being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                        (ii) Liens in respect of property or assets of the
                  Guarantor imposed by law, which were incurred in the ordinary course of business, such as landlords', carriers', warehousemen', mechanics' materialmens' liens and other similar Liens arising in the ordinary course of business and
                  (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or
                  (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                        (iii) Liens existing on the date hereof;

                        (iv) Liens incurred or deposits made to secure the
                  performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                        (v) Easements, rights of way, restrictions, minor
                  defects or irregularities in title not interfering in any material respect with the business of the Guarantor, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the use or value of the real property to which it relates;

                        (vi) Liens in respect of any attachments or judgments
                  which do not constitute an Event of Default under Section 8.7 hereof;

                        (vii)Liens created pursuant to the Security Agreement
                  and the Aircraft Mortgage;

                        (viii) Liens in respect of Indebtedness incurred
                  pursuant to Section 7.3(v) hereof; and

                        (ix) Other Permitted Liens.

                  7.2. Consolidation, Merger, Sale of Assets, etc. Except as otherwise provided in this Section 7.2, the Borrower will not convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of the shares of capital stock of the Guarantor from time to time outstanding. The Borrower will not permit the Guarantor to and will cause the Guarantor not to wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that (i) the Guarantor may make sales of inventory in the ordinary course of business, (ii) the Guarantor may, in the ordinary course of business, sell or otherwise dispose of equipment which is uneconomic or obsolete, and (iii) the Guarantor may make capital expenditures in the ordinary course of business. Except as otherwise provided in this Section 7.2, the Borrower will not permit the Guarantor to and will cause the Guarantor not to authorize or issue any shares of capital stock of the Guarantor to any Person other than the Borrower. So long as no Event of Default then exists or would result therefrom, the Borrower may sell, and the Guarantor may issue, shares of capital stock of the Guarantor which on a fully diluted basis, together with all other shares of capital stock sold or issued in accordance with this Section 7.2, would constitute no more than 49% of the issued and outstanding shares of capital stock of the Guarantor following such sale or issuance, provided that the portion of the net proceeds of such sale or issuance which are required to be applied to the prepayment of the Term Loan pursuant to Section 3.2 hereof are so applied and the remainder of such net proceeds are invested in the business of the Guarantor in accordance with the terms of this Agreement.

                  7.3. Indebtedness. The Borrower will not permit the Guarantor to and will cause the Guarantor not to contract, create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness incurred under the Credit Documents, (ii) Permitted Indebtedness, (iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by the Guarantor in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Guarantor; (iv) obligations under letters of credit incurred by the Guarantor in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation; (v) purchase money indebtedness to finance the cost of the acquisition of any aircraft and personal property related thereto, provided that (a) such Indebtedness shall not exceed 100% of the fair market value of such aircraft and personal property and (b) such Indebtedness is not secured by a Lien on any other property of the Guarantor; (vi) unsecured Indebtedness provided by the Borrower which in all respects is subordinate to the payment and satisfaction in full of the Obligations in form and substance reasonably satisfactory to Lender; and (vii) additional unsecured Indebtedness in an aggregate principal amount that does not exceed at any time $5,000,000.

                  7.4. Advances, Investments and Loans. The Borrower will not permit the Guarantor to and will cause the Guarantor not to lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each, an "Advance"), except that (i) the Guarantor may acquire and hold Cash Equivalents, (ii) the Guarantor may acquire and hold Receivables owing to it, if such Receivables are created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) the Guarantor may make loans and advances to officers, employees and agents in the ordinary course of business in an aggregate principal amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding, and (iv) so long as no Event of Default then exists or would result therefrom, the Guarantor may make loans and advances to the Borrower in an amount not to exceed (a) $1,000,000 during the period beginning on the date hereof and ending on March 30, 2002, and (b) $3,000,000 during the period beginning on the date hereof and ending on the Maturity Date, provided that Distributions made by the Guarantor under Section 7.6 hereof shall reduce such $1,000,000 and $3,000,000 thresholds on a dollar for dollar basis.

                  7.5. Transactions with Affiliates. The Borrower will not permit the Guarantor to and will cause the Guarantor not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or the Guarantor other than on terms and conditions substantially as favorable to the Guarantor as would be obtainable by the Guarantor at the time in a comparable arm's-length transaction with a Person other than any such Affiliate.

                  7.6. Distributions. The Borrower will not permit the Guarantor to and will cause the Guarantor not to declare or pay any dividends, return any capital, or authorize or make any other distribution, payment or delivery of property or cash to its shareholders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its capital stock), or set aside any funds for any of the foregoing purposes (each of the foregoing, a "Distribution"), provided that so long as no Event of Default then exists or would result therefrom, the Guarantor may make Distributions in an amount not to exceed (a) $1,000,000 during the period beginning on the date hereof and ending on March 30, 2002, and (b) $3,000,000 during the period beginning on the date hereof and ending on the Maturity Date, provided that Advances made by the Guarantor under Section 7.4(iv) hereof shall reduce such $1,000,000 and $3,000,000 thresholds on a dollar for dollar basis.

         Section 8. Events of Default. If any of the following specified events (each an "Event of Default") occurs:

                  8.1. Payments. The Borrower (i) defaults in the payment when due of any interest on the Term Loan or the Term Note or any other amounts owing hereunder or under any Credit Document and such default continues unremedied for five (5) or more Business Days, or (ii) defaults in the payment when due of any principal of the Term Loan or the Term Note; or

                  8.2. Representations, Etc. Any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto proves to be untrue in any material respect on the date as of which made or deemed made; or

                  8.3. Covenants. The Borrower (i) defaults in the due performance or observance of any term, covenant or agreement contained in Sections 6.3 (relating to insurance only), 6.4 or 7.2 of this Agreement or Section 4.5 of the Aircraft Mortgage, or (ii) defaults in the due performance or observance of any term, covenant or agreement (other than those referred to in Sections 8.1 or 8.2 or clause (i) of this Section 8.3) contained in this Agreement or any other Credit Document and such default continues unremedied for a period of thirty (30) days after the earlier of (x) written notice to the Borrower by the Lender or (y) the Borrower's notice to the Lender of the occurrence of such Event of Default pursuant to Section 6.1(e); or

                  8.4. Default Under Other Agreements. The Borrower or the Guarantor (i) defaults in the payment of any Indebtedness (excluding Indebtedness arising under the Term Note, or Indebtedness having an outstanding principal amount of Three Million Dollars ($3,000,000) or less) beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) defaults in the observance or performance of any agreement or condition relating to any Indebtedness (excluding Indebtedness arising under any of the Term Note, or Indebtedness having an outstanding principal amount of Three Million Dollars ($3,000,000) or less) the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity, or
(iii) defaults pursuant to the terms of any other Credit Document; or

                  8.5. Bankruptcy, Etc. The Borrower or the Guarantor commences a voluntary case under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or the Guarantor and the petition is not controverted within ten (10) days, or is not dismissed within ninety (90) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Guarantor, or the Borrower or the Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Borrower or the Guarantor any such proceeding which remains undismissed for a period of ninety (90) days; or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or any order for relief or other order approving any such case or proceeding is entered; or the Borrower or the Guarantor suffers the appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or the Borrower or the Guarantor takes any corporate action for the purpose of effecting any of the foregoing; or

                  8.6. Security Documents. Any provision of the Aircraft Mortgage or the Security Agreement ceases for any reason to be in full force and effect, or ceases to give the Lender the Liens, rights, powers and privileges purported to be created thereby, or default occurs in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the Aircraft Mortgage Security Agreement, which default continues beyond any applicable grace or cure period provided therein; or

                  8.7. Judgments. One or more judgments or decrees is entered against the Borrower or the Guarantor by a court of competent jurisdiction involving in the aggregate a liability (not paid or fully covered by insurance) of Two Million Dollars ($2,000,000) or more and such judgments or decrees have not been vacated, discharged or stayed or bonded pending appeal within ninety (90) days after the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default is then continuing, the Lender may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender, or the holder of the Term Note, to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 8.5 shall occur with respect to the Borrower or the Guarantor, the result which would occur upon the giving of written notice by the Lender to the Borrower as specified below shall occur automatically without the giving of any such notice): declare the principal of, and any accrued interest in respect of, the Term Loan and the Term Note and all of the obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         Section 9. Miscellaneous.

                  9.1. Payment of Expenses, Etc. The Borrower shall: (i) pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and disbursements of counsel for the Lender) in connection with any amendments to this Agreement or any of the other Credit Documents that are either requested by the Borrower or necessary in order to remedy or prevent a Default or an Event of Default; (ii) pay all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); (iii) pay and hold the Lender harmless from and against any and all present and future stamp and other similar Taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such Taxes; and (iv) indemnify the Lender and its Affiliates (including without limitation GE Capital Aviation Services, Inc. and GE Capital Aviation Services, Limited) and the officers, directors, employees, representatives and agents of each of them, from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any of the proceeds of the Term Loan hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  9.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all Indebtedness at any time owing by the Lender or any of its Affiliates to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  9.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopier or cable communications) and mailed, telegraphed, telexed, telecopied, cabled or delivered (i) to the Borrower at the address specified opposite its signature below, or at such other address as the Borrower may designate in a written notice to the other parties hereto, and (ii) to the Lender at the address specified opposite its signature below, or at such other address as the Lender may designate in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied cabled or sent by overnight courier, be effective when deposited into the mails, delivered to the telegraph company, cable company or overnight courier, or sent by telex or telecopier, as the case may be.

                  9.4. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the other Credit Documents without the prior written consent of the Lender.

                  9.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or the holder of the Term Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender or the holder of the Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender or the holder of the Term Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holder of the Term Note to any other or further action in any circumstances without notice or demand.

                  9.6. Calculations; Computations.

                           (a) The financial statements to be furnished to the
Lender pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

                           (b) All computations of interest hereunder shall be
made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  9.7. Governing Law; Submission to Jurisdiction; Venue; Jury Trial Waiver.

                           (a) This Agreement and the other Credit Documents
and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or the State of California or of the United States of America, in each case in the County of New York or the County of Los Angeles or Orange, as applicable, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers Thomas Scott, with offices on the date hereof at Atlas Air, Inc., 2000 Westchester Avenue, Purchase, New

York 10577, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent satisfactory to the Lender in Long Beach, California on the terms and for the purposes of this provision. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Lender or the holder of the Term Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                           (b) The Borrower hereby irrevocably waives any
objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                           (c) Each of the parties irrevocably and
unconditionally waives, to the fullest extent permitted by applicable laws, any and all rights to trial by jury in connection with any legal action or proceeding with respect to this Agreement or any other Credit Document.

                  9.8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be provided to the Borrower and the Lender.

                  9.9. Effectiveness. This Agreement shall become effective on the date hereof.

                  9.10. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  9.11. Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Lender. In particular, no such change, waiver, discharge or termination shall, without the consent of the Lender (i) extend the final maturity of the Term Loan or the Term Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof,
(ii) release any Collateral under any Security Document except as shall be otherwise provided in any Credit Document, (iii) amend, modify or waive any provision of this Section 9, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. Without limiting the generality of the preceding sentence, neither this Agreement nor any Credit Document may be modified by oral agreement even if such modification is supported by new consideration.

                  9.12. Survival. All indemnities set forth herein, including, without limitation, in Sections 3.3 and 9.1, shall survive the execution and delivery of this Agreement and the Term Note and the making and repayment of the Term Loan.

                       [Signatures begin on the next page]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                          BORROWER:

                                          ATLAS AIR WORLDWIDE HOLDINGS, INC.,
                                          a Delaware corporation

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          Address:

                                          --------------------------------------

                                          --------------------------------------
                                          Attention:  Chief Executive Officer

                                          LENDER:

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          a New York corporation

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          Address:

                                          c/o GE Capital Aviation Services, Inc.
                                          201 High Ridge Road
                                          Stamford, CT  06927-4900
                                          Attention: Leader - Contracts
                                          Department

                                  SCHEDULE 5.5

              No Material Adverse Changes Since Date of Financials

                                  SCHEDULE 5.6

                                   Litigation

                                  SCHEDULE 5.7

                                  Subsidiaries

                                                                       EXHIBIT A

                                    TERM NOTE

U.S. $40,000,000.00                                           New York, New York

                                                    Dated as of October 31, 2001

                  FOR VALUE RECEIVED, Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized and existing under the laws of New York (the "Lender"), in lawful money of the United States of America and in immediately available funds, at its office located at 201 High Ridge Road, Stamford, CT 06927-4900 (or such other office as the Lender may hereafter designate in writing to the Borrower), the principal sum of FORTY MILLION DOLLARS (U.S. $40,000,000.00) or, if less, the unpaid principal amount of the Term Loan (as defined in the Agreement referred to herein) made by the Lender pursuant to Section 2.1 of the Agreement.

                  The Borrower promises to pay principal in like money at said office at the times and in the amounts provided in the Agreement (as defined herein).

                  The Borrower also promises to pay interest on the unpaid principal amount in like money at said office from the date such Loan is made until paid at the rates and at the times provided in the Agreement (as defined herein).

                  This Note is the Term Note referred to in the Credit Agreement dated as of October 31, 2001, between the Borrower and the Lender (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof. This Note is secured by theAircraft Mortgage and the Security Agreement (as defined in the Agreement). As provided in the Agreement, this Note is subject to optional prepayment and mandatory prepayment at the times and on the terms set forth in the Agreement.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  All payments to be made by the Borrower under or relating to this Note shall be made without set off or deduction of any nature.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

                  This Note shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused its duly authorized officer(s) to execute and deliver this Note as of the date first above written.

                                             ATLAS AIR WORLDWIDE HOLDINGS, INC.
                                             a Delaware corporation

                                             By
                                                --------------------------------

                                                --------------------------------
                                                    [Printed Name and Title]



                                      -2-